AGREEMENT

      THIS AGREEMENT (the "Agreement") made and entered into effective the 21st day of April, 2000, by and between the STILLWATER NATIONAL BANK AND TRUST COMPANY OF STILLWATER, OKLAHOMA, a National Banking Corporation (hereinafter "SNB"), SBL CORPORATION, an Oklahoma Corporation (hereinafter "SBL") and PRIME FINANCIAL CORPORATION, an Oklahoma Corporation (hereinafter "PRIME").

                      W I T N E S S E T H:

     WHEREAS, SNB and SBL CORPORATION (hereinafter "SBL") entered into a Credit Agreement (the Credit Agreement") effective the 16th day of October, 1997, wherein and whereby BANK agreed to extend and did extend credit to SBL in the amount of $1,985,508.00 (the "Indebtedness"); and

      WHEREAS, the Credit Agreement contained a covenant wherein SBL covenanted and agreed with SNB that the investment property granted SNB as security for the payment of the Indebtedness would, during the term of the credit, maintain a market value of not less than two (2) times the indebtedness or a value to debt ratio of 2:1; and

      WHEREAS, the Credit Agreement provided that a violation of any covenant, including the covenant that the investment property granted as security for the payment of the Indebtedness maintain a value to debt ratio of 2:1, would constitute an event of default entitling SNB to declare the Indebtedness immediately due and payable; and

     WHEREAS, SBL, the current guarantors of the Indebtedness and PRIME requested SNB not to declare a default and, in consideration thereof PRIME agreed to execute and deliver to SNB its guaranty agreement wherein, in accordance with its terms, PRIME will guaranty the payment of the Indebtedness and secure its obligations under the guaranty agreement by granting SNB a security interest in all shares of common stock in LSB INDUSTRIES, INC. currently owned by PRIME with the liability of PRIME under the guaranty agreement limited as set forth in paragraph 5 hereof; and

      WHEREAS, SNB has agreed to accept the offer of PRIME under the terms and conditions thereof and the parties desire to memorialize their agreement as hereinafter set forth.

      NOW, THEREFORE, it is agreed by and between the parties hereto as follows:

      1. SNB and SBL agree that the value of the investment property in which SBL granted SNB a security interest to secure the payment of the Indebtedness does not have a current value of two (2) times the unpaid balance of its Indebtedness. SNB and SBL further agree that the failure to maintain the value to debt ratio of 2:1 constitutes an event of default under the Credit Agreement and entitles SNB to declare the Indebtedness immediately due and payable.

      2. SBL and PRIME requested SNB to waive and not to declare a default and in consideration of SNB waiving and not declaring a default, PRIME has offered to execute and deliver to SNB its guaranty of payment of the indebtedness as limited by Section 5 below and as provided in the guaranty agreement (its "Guaranty" a copy of which is annexed hereto as "Exhibit A") and to secure its obligations under its Guaranty by granting SNB a security interest in all shares of common stock in LSB Industries, Inc., currently owned by PRIME ( its "Security Agreement" a copy of which is annexed hereto as "Exhibit B") and delivering the certificates representing the shares to SNB.

      3. SNB has accepted the offer of PRIME and agrees that on receipt of the executed Guaranty wherein PRIME guarantees the payment of the Indebtedness and receipt of the executed Security Agreement and receipt of all of the common stock of PRIME in LSB Industries currently owned by PRIME to SNB, to permanently waive, for the duration of the Indebtedness, the value to debt ratio requirement contained in the Credit Agreement and any default resulting from SBL's failure to comply therewith.

      4. PRIME agrees to furnish SNB such other documents as SNB may reasonably request to perfect SNB'S security interest all of the common stock of PRIME in LSB Industries, Inc. currently owned by PRIME.

      5. The parties agree that the obligations of PRIME, in the aggregate, under its Guaranty and under other documents referred to herein and under the Guarantees of Indebtedness relating to loans by SNB to those persons or entities listed on Exhibit C shall be limited to the value, from time to time, of the common stock of LSB Industries, Inc., given SNB by PRIME to secure its obligations under its Guaranty and the Guarantees of the Indebtedness relating to loans to those persons or entities listed on Exhibit C.

      IN WITNESS WHEREOF, we the undersigned have executed this Amendment and Modification Agreement the date and year first above written.

PRIME FINANCIAL CORPORATION,             STILLWATER NATIONAL BANK
                              AND
an Oklahoma Corporation                        TRUST  COMPANY  OF
                              STILLWATER,

OKLAHOMA

By                                                          By
                                                                ,
                              CHARLIE SMITH, Senior
                                           Vice-President


                                   SBL CORPORATION, an Oklahoma
                                   Corporation

                                   By
                                                  ,